EXHIBIT 99

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 11-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2004

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission file number 1-12147

THRIFT PLAN OF DELTIC TIMBER CORPORATION

(Full title of the Plan)

DELTIC TIMBER CORPORATION

(Exact name of issuer of securities held pursuant to Plan)

210 East Elm Street, P. O. Box 7200, El Dorado, Arkansas	71731-7200
(Address of principal executive offices)	(Zip Code)

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Schedules not listed above are omitted because of the absence of conditions under which they are required under the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Deltic Timber Corporation:

We have audited the accompanying statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2004 and 2003, and the related statement of changes in net assets available for benefits for the year ended December 31, 2004. These financial statements are the responsibility of the Plan’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2004 and 2003, and the changes in net assets available for benefits for the year ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, Line 4i – Schedule of Assets (Held at End of Year) as of December 31, 2004, is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor’s Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Thrift Plan management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP

KPMG LLP

Shreveport, Louisiana

June 15, 2005

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Statements of Net Assets Available for Benefits

December 31, 2004 and 2003

	2004	2003
Assets
Investments (Note 3)	$14,168,687	11,697,870

Liabilities
Forfeitures due to Company	17,052	13,540

Net assets available for benefits	$14,151,635	11,684,330

See accompanying notes to financial statements.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Statement of Changes in Net Assets Available for Benefits

Year Ended December 31, 2004

Additions to net assets
Contributions
Employee	$820,684
Employer	342,439

Total contributions	1,163,123

Investment income
Interest and dividends	253,352
Net appreciation in fair value of investments	1,492,209

Total investment income	1,745,561

Total additions to net assets	2,908,684

Deductions from net assets
Distributions of benefits	439,414
Administrative expenses	1,965

Total deductions from net assets	441,379

Net increase in net assets available for benefits	2,467,305

Net assets available for benefits
Beginning of year	11,684,330

End of year	$14,151,635

See accompanying notes to financial statements.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2004

Note 1 - Description of Plan

General

The Thrift Plan of Deltic Timber Corporation (“the Plan”) is a profit sharing, defined contribution plan covering each employee who is scheduled to work, or actually does work, 1,000 or more hours per year. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). Although it has not expressed any intent to do so, Deltic Timber Corporation (“Deltic” or the “Company”) has the right under the Plan to amend or terminate the Plan subject to the provisions of ERISA. For a more complete description of the Plan’s provisions, refer to the Plan document.

The Plan is administered by Deltic’s Pension, Investment, and Employee Benefits Committee (“Plan Administrator”), whose members are appointed by the Company’s Board of Directors. SunTrust Bank (“SunTrust” or the “Trustee”), Nashville N.A. is the Plan’s trustee.

Contributions

Contributions to the Plan include (a) employee tax-deferred, earnings-reduction contributions, (b) employee after-tax contributions (after-tax contributions were disallowed on January 1, 2003, for new employees, and March 1, 2003, for current employees), (c) Company matching contributions, (d) employee after-tax supplemental contributions, and (e) rollovers by participants from other qualified plans.

Each year, a participant may contribute, on a combined tax-deferred and/or after-tax basis (after-tax contributions ceased on March 1, 2003), up to 50 percent (eight percent prior to September 1, 2002) of their annual base earnings. The Company has voluntarily agreed to make annual contributions to the Plan based on each participant’s contributions and years of participation. The Company matches 50 percent of employee contributions for the first five years of participation, 75 percent of employee contributions for the second five years of participation, and 100 percent of employee contributions thereafter. However, Company contributions cannot exceed five percent of an employee’s annual base pay. Employee’s after-tax supplemental contributions, which are not matched by the Company, may not exceed 10 percent of their annual base salary. The Company applies any amounts contributed by the Company that are forfeited by participants in accordance with provisions of the Plan to reduce subsequent contributions. Participants direct the investment of their contributions and company contributions into various investment options offered by the Plan. The Plan currently offers stock in the Company and eleven mutual funds as investment options for participants.

Throughout various Plan mergers and restatements, the Company has allowed account balances from a former deductible account to remain in the Plan. However, after December 31, 1986, participants were not allowed to contribute to this account.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2004

Vesting

A participant is vested in Company contributions after (1) completion of three years of service (five years prior to January 1, 2002), (2) retirement on or after age 65, (3) death, (4) total and permanent disability, or (5) discontinuance of the Plan. In the event of Plan termination, participants will become 100 percent vested in Company contributions. A nonvested participant forfeits Company contributions upon termination of employment.

Withdrawals

A participant may withdraw employee after-tax contributions or Company contributions, if vested, at a minimum of $250, or any higher multiple of 10 percent of the participant’s account balance up to 50 percent for a partial withdrawal, or 100 percent for a total withdrawal. If a partial withdrawal is taken, Company contributions will be suspended for six months and another withdrawal cannot be made for 24 months. If a total withdrawal is taken, Company contributions will be suspended for 12 months. Employee contributions may continue without interruption after a partial or total withdrawal.

A participant may withdraw employee tax-deferred contributions or rollovers from other qualified plans under IRS hardship provisions only. “Hardship” is an immediate and heavy financial need in one of the following areas: (1) large medical expenses not covered by insurance for the employee or family, (2) purchase of a principal residence (not regular mortgage payments), (3) preventing foreclosure or eviction from employee’s principal residence, (4) tuition and related education fees for the next 12 months of post-secondary education for employee or family, or (5) other events as may be determined by the IRS. If a hardship withdrawal is taken, participation in all accounts is suspended for 6 months. Company contributions are forfeited only upon termination of employment.

An after-tax supplemental withdrawal must be the greater of $250 or 10 percent of the participant’s account balance and may not be made prior to 12 months from a previous withdrawal.

Withdrawals from the deductible account (account for participant’s contributions made prior to January 1, 1987 under a previous plan) are subject to the same withdrawal requirements as after-tax supplemental withdrawals.

Any Company contributions, employee tax-deferred contributions, contributions to a deductible account, or account earnings withdrawn from the Plan may be subject to a 10 percent penalty tax under the Tax Reform Act of 1986 if the participant is not 59-2 years old, or permanently disabled, or has died.

Upon retirement, disability, or death of a participant, the participant or his/her spouse, if the designated beneficiary, has the option to receive settlement in a lump sum or installment payments not to exceed 20 years or actuarial life if less than 20 years.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2004

Administrative Expenses

Most administrative expenses are paid by the Company.

Note 2 - Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements of the Plan have been prepared on the accrual basis of accounting and present the net assets available for benefits and changes in those net assets.

The investments and changes in the net assets available for benefits have been determined by the Trustee and reported to the Plan Administrator based on quoted market values. Purchases and sales of securities are recorded on a trade-date basis.

The Trustee has been granted discretionary authority concerning the purchase and sale of investments in the trust fund.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates.

Note 3 - Investments

During 2004, the Plan’s investments, including gains and losses on investments bought and sold, as well as held during the year, appreciated in value by $1,492,209, as follows:

Mutual funds	$506,463
Equity securities	985,746

$1,492,209

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2004

The following table represents the fair value of individual investments that exceeded 5% of the Plan’s net assets at December 31, 2004 and 2003:

	2004	2003
Mutual funds
MFS Massachusetts Investors Growth Fund	$1,171,895	932,474
Fidelity Advisor Equity Income Fund	982,362	826,107
STI Classic Capital Appreciation Fund	1,605,045	1,574,202
SunTrust Stable Asset Fund	2,735,211	2,549,380
STI Classic Balanced Fund	—	730,302
STI Classic U.S. Government Securities Fund	—	606,490
Vanguard 500 Index Fund	944,275	710,028
STI Classic Small Cap Growth Stock Fund	802,204	587,718
MFS Total Return Fund	968,549	—
Goldman Sachs Core Fixed Income Fund	799,932	—
Other*	318,129	98,882

	10,327,602	8,615,583

Equity securities
Deltic Timber Corporation common stock	2,217,731	1,772,858
Murphy Oil Corporation common stock	1,623,354	1,309,429

	3,841,085	3,082,287

Total investments	$14,168,687	11,697,870

*	Individually less than 5%

Note 4 - Income Tax Status

The Plan meets the necessary requirements of the Tax Reform Act of 1986 as documented in Section 401(a) of the Internal Revenue Code (IRC), and accordingly, the related Trust is exempt from taxation under the provisions of Section 501(a) of the Internal Revenue Code. The Internal Revenue Service determined and informed the Company by a letter dated January 28, 2002, that the Plan was designed in accordance with applicable sections of the Internal Revenue Code. By a letter dated February 24, 2004, the Internal Revenue Service made a favorable determination related to plan amendments enacted in 2003. Until such time as cash or shares are withdrawn from the Plan by a participant or a participant’s beneficiary, no income tax is payable by the participant/beneficiary on: contributions made by the Company on the participant’s behalf, allotments made by the participant pursuant to the Economic Recovery Tax Act of 1981, or any amounts added to the participant’s accounts representing his/her proportional share of the investment income of the Trust. The Plan Administrator and tax counsel believe that the Plan is being operated in compliance with the applicable requirements of the IRC.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Notes to Financial Statements

December 31, 2004

Note 5 - Related Party Transactions

Certain Plan investments are invested in funds sponsored by affiliates of SunTrust. These investments included STI Classic Balanced Fund, STI Classic Capital Appreciation Fund, STI Classic Small Cap Growth Stock Fund, SunTrust Stable Asset Fund, and STI Classic U.S. Government Securities Fund. SunTrust is the Trustee of the Plan; therefore, these transactions qualify as party-in-interest transactions. The Company is the sponsor of the Plan, and is considered a party-in-interest.

Note 6 – Concentration of Investments

As of December 31, 2004 and 2003, 16% and 15%, respectively, of net assets available for benefits were invested in Deltic Timber Corporation common stock. In addition, 36% and 52%, respectively, of net assets available for benefits were invested in mutual funds sponsored by SunTrust Bank.

Note 7- Subsequent Events

On December 22, 2004 the Plan administrator approved various amendments to the Plan effective January 1, 2005. These changes included immediate 100 percent vesting of employer matching contributions for all eligible participants, as well as, increasing the Company matching of employee deferrals to 100 percent of up to five percent of compensation, regardless of the length of employment.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Schedule H, Line 4i

Schedule of Assets (Held at End of Year) (2)

December 31, 2004

Identity of Issuer	Description of Investment		Current Value
Equity securities
Deltic Timber Corporation common stock (1)	56,159.487	shares	$2,217,731
Murphy Oil Corporation common stock	20,178.415	shares	1,623,354
Mutual funds
Fidelity Advisor Equity Income Fund	34,675.685	shares	982,362
MFS Massachusetts Investors Growth Fund	94,813.511	shares	1,171,895
Templeton Foreign Fund	15,045.018	shares	185,054
AIM Mid Cap Core Equity Fund	2,582.549	shares	73,964
STI Classic Capital Appreciation Fund (1)	125,885.874	shares	1,605,045
STI Classic Small Cap Growth Stock Fund (1)	38,291.378	shares	802,204
Vanguard 500 Index Fund	8,458.212	shares	944,275
SunTrust Stable Asset Fund (1)	77,495.110	shares	2,735,211
Goldman Sachs Core Fixed Income Fund	79,437.111	shares	799,932
Dreyfus Premier Small Cap Value	2,749.352	shares	59,111
MFS Total Return Fund	60,534.325	shares	968,549

	616,306.027	shares	$14,168,687

Notes

(1)	SunTrust manages various investment funds and, accordingly, is a party-in-interest. Additionally, Deltic Timber Corporation, as sponsor of the Plan, is considered a party-in-interest.
(2)	Information on cost of the investments is excluded as all investments are participant directed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Pension, Investment, and Employee Benefits Committee has duly caused this Annual Report to be signed on its behalf by the undersigned hereunto duly authorized.

THRIFT PLAN OF DELTIC TIMBER CORPORATION

Dated: June 27, 2005	By:	/s/ Clefton D. Vaughan
Clefton D. Vaughan, Vice President
of Finance and Administration and
Chairman of Pension, Investment,
and Employee Benefits Committee,
Deltic Timber Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Deltic Timber Corporation:

We consent to incorporation by reference in the Registration Statements (No. 333-34317, No. 333-76294, and No. 333-90026) on Form S-8 of Deltic Timber Corporation of our report dated June 15, 2005, relating to the statements of net assets available for benefits of the Thrift Plan of Deltic Timber Corporation as of December 31, 2004 and 2003, and the related statement of changes in net assets available for benefits for the year ended December 31, 2004, and related financial statement schedule as of December 31, 2004, which report appears in the December 31, 2004 annual report on Form 11-K of the Thrift Plan of Deltic Timber Corporation.

/s/ KPMG LLP

KPMG LLP

Shreveport, Louisiana

June 27, 2005